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                          GRIST MILL CO. AND SUBSIDIARY
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                 (Unaudited, in thousands except per share data)

                                               Three Months Ended         Six Months Ended
                                                  November 30,              November 30,
                                              -------------------       -------------------
                                               1996         1995         1996         1995
                                              ------       ------       ------       ------
Primary earnings per share:

Net earnings applicable to common stock       $  485       $  747       $1,072       $1,955
                                              ======       ======       ======       ======

Average number of common and common
  equivalent shares outstanding:
Average common shares outstanding              6,789        6,695        6,778        6,683
Dilutive effect of stock options                  28          208           25          225
                                              ------       ------       ------       ------
                                               6,817        6,903        6,803        6,908
                                              ======       ======       ======       ======

Primary earnings per share                    $  .07       $  .11       $  .16       $  .28
                                              ======       ======       ======       ======


Fully diluted earnings per share:

Earnings for fully diluted computation        $  485       $  747       $1,072       $1,955
                                              ======       ======       ======       ======

Average number of common and common
  shares outstanding:
Average common shares outstanding              6,789        6,695        6,778        6,683
Dilutive effect of stock options                  28          208           25          234
                                              ------       ------       ------       ------
                                               6,817        6,903        6,803        6,917
                                              ======       ======       ======       ======

Fully diluted earnings per share:             $  .07       $  .11       $  .16       $  .28
                                              ======       ======       ======       ======
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